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                                                                     EXHIBIT 4.2

                                 DISCOVER BANK

                      Master Servicer, Servicer and Seller

                                      and

                         U.S. BANK NATIONAL ASSOCIATION

                                    Trustee

                      on behalf of the Certificateholders



                    OMNIBUS AMENDMENT TO SERIES SUPPLEMENTS
                           LISTED ON EXHIBIT A HERETO

                                       to

                        POOLING AND SERVICING AGREEMENT
                          Dated as of October 1, 1993





                                  Dated as of
                                 March 30, 2001



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                  THIS OMNIBUS AMENDMENT TO THE SERIES SUPPLEMENTS LISTED ON
EXHIBIT A (the "Amendment"), dated as of March 30, 2001, is entered into by and between DISCOVER BANK (formerly Greenwood Trust Company), a Delaware banking corporation, as Master Servicer, Servicer and Seller ("Discover Bank") and U.S. BANK NATIONAL ASSOCIATION (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), as Trustee (the "Trustee").

                  WHEREAS, Discover Bank and the Trustee have entered into certain SERIES SUPPLEMENTS (as amended prior to the date hereof, the "Agreements"), pursuant to Section 6.06 of that certain Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of October 1, 1993, as amended, relating to Discover Card Master Trust I; and

                  WHEREAS, pursuant to subsections 13.01(a) of the Pooling and Servicing Agreement, Discover Bank and the Trustee desire to amend Section 8 of the Agreements.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders:

                  1. Definitions. Unless otherwise specified, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Agreement.

                  2.       Amendments to Section 8.

                           (a) The second sentence of the second paragraph of Section 8(e) is hereby amended and restated in its entirety to read as follows:

                                    Any Permitted Investment with a stated
                                    maturity shall mature on or prior to the following Distribution Date and any funds received with respect to the maturity of a Permitted Investment shall be available in sufficient time to allow for any payments to be made to the Investor Certificateholders on such Distribution Date.

                  3. Effect Upon the Agreement. Except as specifically set forth herein, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

                  4. Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.


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                  IN WITNESS WHEREOF, Discover Bank and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

                           DISCOVER BANK,
                              as Master Servicer, Servicer and Seller



                           By:           /s/ Michael F. Rickert
                               -----------------------------------------
                           Name:    Michael F. Rickert
                           Title:   Vice President, Chief Accounting Officer
                                     and Treasurer



                           U.S. BANK NATIONAL ASSOCIATION,
                             as Trustee



                           By:      /s/ Nancie Arvin
                              ------------------------------------------
                           Name: Nancie Arvin
                           Title:  Vice President



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                                    EXHIBIT A

1. Series 1993-3 Series Supplement, dated as of November 23, 1993, between Discover Bank and the Trustee

2. Series 1994-2 Series Supplement, dated as of October 14, 1994, between Discover Bank and the Trustee

3. Series 1995-1 Series Supplement, dated as of April 19, 1995, between Discover Bank and the Trustee

4. Series 1995-3 Series Supplement, dated as of September 28, 1995, between Discover Bank and the Trustee

5. Series 1996-2 Series Supplement, dated as of January 29, 1996, between Discover Bank and the Trustee

6. Series 1996-3 Series Supplement, dated as of February 21, 1996, between Discover Bank and the Trustee

7. Series 1996-4 Series Supplement, dated as of April 30, 1996, between Discover Bank and the Trustee

8. Series 1997-1 Series Supplement, dated as of August 26, 1997, between Discover Bank and the Trustee

9. Series 1997-2 Series Supplement, dated as of October 15, 1997, between Discover Bank and the Trustee

10. Series 1997-3 Series Supplement, dated as of October 23, 1997, between Discover Bank and the Trustee

11. Series 1998-2 Series Supplement, dated as of March 4, 1998, between Discover Bank and the Trustee

12. Series 1998-3 Series Supplement, dated as of March 25, 1998, between Discover Bank and the Trustee

13. Series 1998-4 Series Supplement, dated as of April 9, 1998, between Discover Bank and the Trustee

14. Series 1998-5 Series Supplement, dated as of June 12, 1998, between Discover Bank and the Trustee



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15.      Series 1998-6 Series Supplement, dated as of July 30, 1998, between
         Discover Bank and the Trustee

16. Series 1998-7 Series Supplement, dated as of November 12, 1998, between Discover Bank and the Trustee

17. Series 1999-1 Series Supplement, dated as of February 9, 1999, between Discover Bank and the Trustee

18. Series 1999-2 Series Supplement, dated as of March 10, 1999, between Discover Bank and the Trustee

19. Series 1999-3 Series Supplement, dated as of April 6, 1999, between Discover Bank and the Trustee

20. Series 1999-4 Series Supplement, dated as of April 27, 1999, between Discover Bank and the Trustee

21. Series 1999-5 Series Supplement, dated as of June 15, 1999, between Discover Bank and the Trustee

22. Series 1999-6 Series Supplement, dated as of December 14, 1999, between Discover Bank and the Trustee

23. Series 2000-1 Series Supplement, dated as of January 27, 2000, between Discover Bank and the Trustee

24. Series 2000-2 Series Supplement, dated as of March 14, 2000, between Discover Bank and the Trustee

25. Series 2000-3 Series Supplement, dated as of April 4, 2000, between Discover Bank and the Trustee

26. Series 2000-4 Series Supplement, dated as of May 10, 2000, between Discover Bank and the Trustee

27. Series 2000-A Series Supplement, dated as of May 22, 2000, between Discover Bank and the Trustee

28. Series 2000-5 Series Supplement, dated as of June 6, 2000, between Discover Bank and the Trustee

29. Series 2000-6 Series Supplement, dated as of June 19, 2000, between Discover Bank and the Trustee



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30.      Series 2000-7 Series Supplement, dated as of June 20, 2000, between
         Discover Bank and the Trustee

31. Series 2000-8 Series Supplement, dated as of October 24, 2000, between Discover Bank and the Trustee

32. Series 2000-9 Series Supplement, dated as of December 19, 2000, between Discover Bank and the Trustee

33. Series 2001-1 Series Supplement, dated as of January 4, 2001, between Discover Bank and the Trustee

34. Series 2001-2 Series Supplement, dated as of January 16, 2001, between Discover Bank and the Trustee

35. Series 2001-3 Series Supplement, dated as of March 15, 2001, between Discover Bank and the Trustee



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